EXHIBIT 3.1.3

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              TAG-IT PACIFIC, INC.


     The undersigned, Lonnie D. Schnell, Chief Financial Officer, of Tag-It Pacific, Inc. (the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify pursuant to Section 103 of the GCL as to the following:

     1. The name of the Corporation is Tag-It Pacific, Inc. The original Certificate of Incorporation was filed with the Secretary of State of Delaware on dateMonth9Day30Year1997September 30, 1997.

     2. The Board of Directors of the Corporation, pursuant to Section 242 of the GCL, adopted the following resolutions:

     RESOLVED, that the first paragraph of ARTICLE IV of the Certificate of Incorporation is amended to read in its entirety as follows:

     "This Corporation is authorized to issue two classes of shares, designated, respectively, "Preferred Stock" and "Common Stock." Each class of stock shall have a par value of $.001 per share. The number of shares of Preferred Stock authorized to be issued is 3,000,000 and the number of shares of Common Stock authorized to be issued is 100,000,000."

     3. Pursuant to resolution of the Board of Directors of the Corporation, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the GCL at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Incorporation as of the 1st day of August, 2006.


                                        /s/ Lonnie D. Schnell
                                        -------------------------
                                        Lonnie D. Schnell,
                                        Chief Financial Officer